SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933


                                  ENCIBAR, INC.
                                   -----------
             (Exact Name of Registrant as Specified in its Charter)


            Utah                                87-0396692
            ----                                ----------
  (State or Other Jurisdiction            (IRS Employer ID No.)
  of incorporation or organization)


                         5525 South 900 East, Suite 110
                           Salt Lake City, Utah 84117
                           --------------------------
                    (Address of Principal Executive Offices)

                                 (801) 262-8844
                                 --------------
                (Issuer's Telephone Number, including Area Code)

                     Consultant Compensation Agreement No. 1
                     ---------------------------------------
                            (Full Title of the Plan)

                           Leonard W. Burningham, Esq.
                         455 East Fifth South Suite 205
                            Salt Lake City, UT 84111
                           --------------------------
                     (Name and Address of Agent for Service)

                                 (801) 363-7411
                                 --------------
          (Telephone Number, Including Area Code, of Agent for Service)


                      CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------

                                  Proposed     Proposed
Title of                          Maximum      Maximum           Amount of
Securities to    Amount to        Price per    Aggregate         Registration
be Registered    be Registered    Unit         Offering Price    Fee
-----------------------------------------------------------------------------
$0.001 par
value common
voting stock    200,000           $0.01       $2,000              $ .28
-----------------------------------------------------------------------------

                          PART I
Item 1.  Plan Information.
-------------------------

     Plan.
     ----

     A copy of the Consultant Compensation Agreement No. 1 (the "Plan") is attached hereto and incorporated herein by reference.

Item 2.  Registrant Information and Employee Plan Annual Information.
-------------------------------------------------------------------

     Available Information.
     ---------------------

     Copies of the Plan, 10-KSB Annual Report of the Registrant for the fiscal year ended March 31, 2000, all 10-QSB Quarterly Reports, any Current Reports and/or proxy or information statements filed with the Securities and Exchange Commission (the "Commission") during the past twelve months have been provided to the Plan participants.

     The Registrant also undertakes to furnish, without charge, to any such participant or person purchasing any of the securities registered hereby copies of all of such documentation. Requests should be directed to Sarah Jenson, President, at the address and telephone appearing on the Cover Page of this Registration Statement.

     Additional information regarding the Registrant may be reviewed at the Commission's web site: www.sec.gov.

                               PART II

            Information Required in the Registration Statement
            --------------------------------------------------

Item 3.  Incorporation of Documents by Reference.
-------------------------------------------------

     The  following   documents  are   incorporated   by  reference   into  this
Registration Statement and made a part hereof, to wit:

          (a) The Registrant's 10-KSB Annual Report for the calendar year ended March 31, 2000, filed with the Commission on or about June 30, 2000;

          (b) All other reports filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") for the past twelve months;

          (c) Not applicable.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall also be deemed to be incorporated by reference into this Registration Statement and made a part hereof from the date of the filing of such documents.

Item 4.  Description of Securities.
-----------------------------------

     The  Registrant  is  authorized  to issue  one class of  securities,  being
comprised  of  $0.001  par  value  common  voting  stock   (100,000,000   shares
authorized). The Registrant has no other class of securities.

     The holders of the $0.001 par value common stock of the Registrant have traditional rights as to voting, dividends and liquidation. All shares of common stock are entitled to one vote on all matters; there are no pre-emptive rights and cumulative voting is not allowed. The common stock is not subject to redemption and carries no subscription or conversion rights. In the event of liquidation of the Registrant, the holders of common stock are entitled to share equally in corporate assets after satisfaction of all liabilities, as fixed by the Board of Directors of the Registrant.

Item 5.  Interest of Named Experts and Counsel.
-----------------------------------------------

     Leonard W. Burningham, Esq., who has prepared this Registration Statement, the Plan and an Opinion regarding the authorization, issuance and fully-paid and non-assessable status of the securities covered by this Registration Statement, will receive 50,000 shares of common stock of the Registrant hereunder, but is not deemed to be an affiliate of the Registrant or a person associated with an affiliate of the Registrant. See Item 8 below.

Item 6.  Indemnification of Directors and Executive Officers.
-------------------------------------------------------------

     Section 16-10a-902(1) of the Utah Revised Business Corporation Act authorizes a Utah corporation to indemnify any director against liability incurred in any proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

     Section 16-10a-902(4) prohibits a Utah corporation from indemnifying a director in a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or in a proceeding in which the director was adjudged liable on the basis that he or she improperly received a personal benefit. Otherwise, Section 16-10a-902(5) allows indemnification for reasonable expenses incurred in connection with a proceeding by or in the right of a corporation.

     Unless limited by the Articles of Incorporation, Section 16-10a-905 authorizes a director to apply for indemnification to the court conducting the proceeding or another court of competent jurisdiction. Section 16-10a-907(1) extends this right to officers of a corporation as well.

     Unless  limited  by  the  Articles  of  Incorporation,  Section  16-10a-903
requires that a corporation indemnify a director who was successful, on the merits or otherwise, in defending any proceeding to which he or she was a party against reasonable expenses incurred in connection therewith. Section 16-10a-907(1) extends this protection to officers of a corporation as well.

     Pursuant to Section 16-10a-904(1), the corporation may advance a director's expenses incurred in defending any proceeding upon receipt of an undertaking and a written affirmation of his or her good faith belief that he or she has met the standard of conduct specified in Section 16-10a-902. Unless limited by the Articles of Incorporation, Section 16-10a-907(2) extends this protection to officers, employees, fiduciaries and agents of a corporation as well.

     Regardless of whether a director, officer, employee, fiduciary or agent has the right to indemnity under the Utah Revised Business Corporation Act, Section 16-10a-908 allows the corporation to purchase and maintain insurance on his or her behalf against liability resulting from his or her corporate role.

Item 7.  Exemption from Registration Claimed.
---------------------------------------------

     None.

Item 8.  Exhibits.
------------------

Exhibit
Number
------

  5       Opinion regarding Legality

 23.1     Consent of Leonard W. Burningham, Esq.

 23.2     Consent of Mantyla McReynolds,
          Certified Public Accountants

 99.1     Consultant Compensation Agreement No. 1

               Counterpart Signature Pages

               Participant Response Letters

               Participant Letter

Item 9.  Undertakings.
----------------------

     The undersigned Registrant hereby undertakes:

          (a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "1933 Act");

                     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                    (iii) To include any additional or changed material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, only to the extent required by the general rules and regulations of the Commission.

               (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) That for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to
               Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the 1933 Act, as amended, may be permitted to directors, executive officers and controlling persons of the Registrant as outlined above or otherwise, the Registrant has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, executive officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, executive officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                               SIGNATURES

          Pursuant to the requirements of the 1933 Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the date or dates appearing opposite the respective signatures hereto.

                              REGISTRANT:

Date: 3/7/01                    By /S/ SARAH JENSON
     ----------                 -------------------------
                                Sarah Jenson, President and Director


          Pursuant to the requirements of the 1933 Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


Date: 3/7/01                    By /S/ SARAH JENSON
     -----------                -------------------------
                                Sarah Jenson, President and Director


Date: 3/7/01                    By /S/ LISA HOWELLS
     -----------                --------------------------
                                Lisa Howells, Vice President and
                                Director


Date: 3/7/01                    By /S/ VICTORIA JENSON
     -----------                -------------------------
                                Victoria Jenson, Secretary and
                                Director

             Securities and Exchange Commission File No. 2-86724-D

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    EXHIBITS

                                       TO

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                  ENCIBAR, INC.


                                  EXHIBIT INDEX


Exhibit
Number
-------

  5       Opinion regarding Legality

 23.1     Consent of Leonard W. Burningham, Esq.

 23.2     Consent of Mantyla McReynolds,
          Certified Public Accountants

 99.1     Consultant Compensation Agreement No. 1

               Counterpart Signature Pages

               Participant Response Letters

               Participant Letter